UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2010

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 20, 2010, ParkerVision, Inc. (“ParkerVision”) entered into an agreement (“Agreement”) with its confidential baseband partner (“Partner”) to supply radio-frequency chipsets (“RF chipsets”) for a 3G mobile handset.  ParkerVision developed the RF chipset in conjunction with the Partner to interface with the Partner’s line of baseband processors.  The RF chipsets will be sold with the Partner’s baseband processors to a leading mobile handset OEM (“Customer”), who is a significant customer of the Partner.

Under the terms of the Agreement, ParkerVision will deliver RF chipsets to the Customer.  The Customer will verify the performance of ParkerVision’s RF chipsets and the Partner’s baseband processor as a complete system solution in working mobile handsets. Upon receipt by the Partner of a purchase order from the Customer for the RF chipsets, the Partner will issue a blanket purchase order to ParkerVision for one million RF chipsets and will release an initial shipment for delivery.  The purchase price and other terms of sale are specified in the Agreement.  The Partner will sell the RF chipsets to the Customer for the same price at which it purchases them from ParkerVision.  The Partner may reduce the quantity of its blanket purchase order to the extent the blanket purchase order is in excess of the number of RF chipsets ordered from the Partner by the Customer.  The Partner may also cancel the blanket purchase order in the event the Customer notifies the Partner that it will be purchasing RF chipsets directly from ParkerVision.  The Agreement also contains customary representations and warranties and provisions for indemnification and limitation of liability.

On July 20, 2010, ParkerVision issued a press release announcing the Agreement.  The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

ParkerVision and the Partner also are parties to a separate license and engineering services agreement, dated December 21, 2007.

Forward-Looking Statements

This report contains forward-looking statements, including, in particular, statements about ParkerVision’s future plans, objectives and expectations. When used in this report, the words or phrases “will likely result”, “expects”, “will continue”, “is anticipated”, “estimated” and similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Examples of such risks and uncertainties include the timely development and commercial acceptance of new products and technologies, reliance on key business and sales relationships, reliance on current market trends and reliance on our intellectual property. ParkerVision has no obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect anticipated events or circumstances occurring after the date of such statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated July 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2010
PARKERVISION, INC.

	By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

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